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EXHIBIT NO. 21.1



                         SUBSIDIARIES OF FIBERCHEM, INC.



          Name                                            State of Incorporation
          ----                                            ----------------------

FCI Environmental, Inc. (formerly FCI Instruments, Inc.)        Nevada
Fiberoptic Medical Systems, Inc.,                               Nevada
PetroTester, Inc.                                               New Mexico